UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 31, 2020
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2970 Wilderness Place, Suite 100 Boulder, Colorado (Address of Principal Executive Office)	80301 (Zip Code)

Registrant’s telephone number, including area code: (303)  417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

Effective December 31, 2020, Ryan H. Siurek was appointed as the Chief Accounting Officer of Biodesix, Inc. (the “Company”). Mr. Siurek will report to Robin Harper Cowie, the Company’s Chief Financial Officer. In this role, Mr. Siurek will function as the Company’s principal accounting officer, and will assume responsibility as principal accounting officer from the Company’s Chief Financial Officer. Ms. Harper Cowie will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Prior to joining the Company, Mr. Siurek, age 49, previously served as Senior Vice President, Chief Accounting Officer and Controller of Vail Resorts, Inc. from April 2016 to September 2020. From January 2009 to April 2016, Mr. Siurek served as an executive at Sprint Corporation where he held various accounting and finance roles including, Vice President, Controller & Chief Accounting Officer and Vice President, Divisional Chief Financial Officer for the prepaid and wholesale and enterprise solutions divisions. Mr. Siurek earned a BBA in Accounting in 1993 and an MS in Accounting in 1994, both from Texas A&M University, and is a Certified Public Accountant.  Mr. Siurek also serves as a member of the American Institute of Certified Public Accountants (AICPA) Financial Reporting Executive Committee (FinREC), a senior committee focused on financial reporting.

In connection with Mr. Siurek’s employment, Mr. Siurek will be entitled to receive compensation and participate in benefit plans, including equity compensation and annual cash incentive plans, generally available to the Company’s other executives. The plans are described in the Company’s final prospectus dated October 29, 2020, included in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission. Mr. Siurek will also receive an equity award of 45,000 stock options under the Company’s 2020 Equity Incentive Plan (the “Equity Incentive Plan”). The stock options are expected to vest as to 40% of the shares subject to such award on the second anniversary of the appointment date, with the remaining shares vesting in equal monthly installments over the next three years, in each case subject to Mr. Siurek’s continued employment with the Company.

There is no arrangement or understanding pursuant to which Mr. Siurek was selected to serve as an officer of the Company and there are no related party transactions between Mr. Siurek and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Siurek and any director or executive officer of the Company.

Approval of 2020 Equity Incentive Subplan

On December 31, 2020, the Board of Directors of Biodesix, Inc. (the “Company”) approved a new subplan (the “Subplan”) of the Equity Incentive Plan. The Subplan permits designated employees to make an annual election to receive 25%, 50%, 75% or 100% of the annual cash bonus they earn in the following bonus year in the form of a fully-vested nonstatutory stock option award under the Equity Incentive Plan (an “Option”). For each eligible employee, the amount of cash compensation for which an election may be made under the Subplan is limited to such employee’s target annual cash bonus for the applicable bonus year, and may be further limited by a dollar amount set forth in the election form by the Company or the employee.

The number of shares of the Company’s common stock subject to the Option will be determined by multiplying the cash value of the bonus to be received in the form of an Option by four, and then dividing the product of that calculation by the Company’s average share price during the applicable bonus year. The terms and conditions of the Option will be governed by the Equity Incentive Plan and the applicable form of Option award, which award will be reported separately.

The foregoing description is a summary of material terms of the Subplan. The full text of the Subplan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01. Regulation FD Disclosure.

On January 4, 2021, the Company issued a press release announcing the appointment of Mr. Siurek as Chief Accounting Officer, as described in Item 5.02 of this Current Report. A copy of the press release announcing the appointment of Mr. Siurek is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
99.1	Press Release issued by Biodesix, Inc. dated January 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2021	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer